EXHIBIT 10.9

                                      LEASE

THIS AGREEMENT, hereinafter called the lease, entered into as of the 29th day October 1994, between Marvin L Duncan hereinafter called the Lessor, party of the first part, and Mansur Industries Inc. hereinafter called the Lessee, or tenant, party of the second part.

Witnesseth, that the said Lessor does this day lease unto said Lessee, and said Lessee does hereby hire and take as tenant under said Lessor, that certain space, located at 8415 & 8425 SW 129 Terrace, being all of the building, located on Lot 15, Bl.l, South Kendall Industrial No. 1 Plat Book 57, Page 59, Public Record of Dade County Florida. To be used and occupied for a warehouse, office, manufacturing and sales space and for no other uses or purposes for a term of Twenty four (24) months beginning on the first (1) day of January 1995 and ending on the thirty first (31) day of December 1996, at and for the agreed total rental of $114,796.00 plus tax, payable $5094.00 per month, beginning January 1,1995 and a like sum on the first (1) day of each month thereafter until paid.

The Lessor acknowledges receipt of the sum of $10,188.00 which will be held by Lessor as security for the faithful performance of this lease. If the Lessee breaches this lease in any particular, the foregoing security deposit shall be retained by the Lessor as liquidated damages for such breach. If at the end of the lease term, the Lessee has faithfully performed all of the covenants of this lease, the aforementioned security deposit shall be paid to the lessee within forty five (45) days.

All payments are to be made to the Lessor on the first (1) day of each and every month without demand, at 621 SE 45th Terrace, Ocala Florida, or at such other place or to such other person as the Lessor may from time to time designate to the Lessee in writing.

The following express stipulations and conditions are made a part of this lease and are hereby assented to by the Lessee:

FIRST: The Lessee shall not assign this lease, nor sublet the premises, or any part thereof, nor permit the same, or any part thereof, to be used for any other purpose than as above stipulated, nor to penetrate the roof of the building for any purpose or in any manner, nor make any alterations therein, except improvements to the offices, without the written consent of the Lessor, and all additions, fixtures or improvements which may be made by the Lessee, except movable office furniture, shall become the property of the Lessor and remain upon the premises as a part thereof and be surrendered with the premises at the termination of this lease term.

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SECOND: All personal property placed or moved into the premises above described shall be at the risk of the Lessee or the owner thereof,and the Lessor shall not be liable for any damage to the said personal property or to the Lessee arising from the bursting or leaking of water pipes,or from any act of negligence of any other person whomsoever.

THIRD: The Lessee shall promptly execute and comply with all the statutes, ordinances, regulations and requirements of the FEDERAL,STATE,COUNTY and LOCAL Governments and any and all their departments and bureaus applicable to the said premises,for the correction, prevention and abatement of nuisances, or other grievances in,upon,or connected with the said premises during the term of this lease and shall also promptly comply with all the rules, orders and regulations of the METROPOLITAN DADE COUNTY FIRE DEPARTMENT for the prevention of fires at Lessee's own cost and expense. Lessee agrees to pay any increase in fire insurance premiums over and above the premium amounts now in effect if such increase is caused by the Lessee's use or occupancy of the premises. This increase, if any, plus tax, shall be paid to the Lessor, monthly, along with the rental payment.

FOURTH: IN the event the premises shall be destroyed or so damaged or injured by fire or other casualty during the term of the lease, whereby the same shall be rendered, in the opinion oi the lessee, untenantable, then the Lessor shall have the right to render such premises tenantable with repairs within ninety (90) days therefrom. If said premises are not rendered tenantable by the lessor within the said time, it shall be optional with either party hereto to cancel this lease, and, in the event of such cancellation, the rent shall be paid only through the date of such fire or casualty. The cancellation herein mentioned shall be in writing.

FIFTH: The prompt payment of the rent for the said premises upon the dates named and the faithful observance of the stipulations and conditions written in this lease, and which are hereby made a part of this covenant, are the conditions upon which this lease are made and accepted, and any failure on the part of the Lessee to comply with the terms of this lease shall, at the option of the Lessor, work a forfeiture of this agreement.


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SIXTH: If the Lessee shall abandon or vacate the premises before the end of the term of this lease, or shall suffer the rent to be in arrears, the Lessor may, at his option, forthwith cancel this lease, or he may enter the premises as the agent of the Lessee, without being liable in any way therefore, and relet the premises, with or without any furniture that may be therein, as the agent of the Lessee, at such rent and upon such terms and such duration of time as the Lessor may determine, and Lessor shall receive such rent and thereof, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by the Lessor over and above the reasonable expenses to the Lessor in such reletting, the said Lessee shall pay any deficiency, and if more than the full rental is realized, Lessor will pay over to the Lessee the excess of demand until the term of this lease has expired.

SEVENTH: Lessee agrees to pay the reasonable costs of the collection and reasonable attorneys fees on any part of the said rental that may be collected by suit or by attorney after the same is past due.

EIGHTH: The Lessee agrees that it will pay all charges for gas, water, sewer, trash, collection and electricity.

NINTH: It is understood and agreed that any merchandise, furniture or equipment left in the premises when Lessee vacates shall be deemed to have been abandoned by the Lessee, and such abandonment by the Lessee automatically relinquishes any right or interest therein. Lessor is authorized to sell, dispose, or destroy same, if such merchandise, furniture, and equipment is not removed by Lessee.

TENTH: It is hereby understood and agreed between Lessor and Lessee that all presently existing electrical wiring, plumbing, windows, partitions, air conditioning units and permanent attachments to the premises, that are now or may be installed by the Lessee shall remain a part of the premises at the expiration of the lease term.

ELEVENTH: The Lessor or any of his agents shall have the right to enter the said premises during all reasonable hours to examine the same, to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort or preservation of said building, or to exhibit said premises, and to put or keep upon the doors or windows thereof a notice "FOR RENT" at any time within thirty (30) days before the expiration of the lease term. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations or additions which do not conform to this lease, or with rules, orders, regulations, statutes or ordinances to which the premises may be subject.

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TWELFTH: Lessee hereby accepts the premises in the condition they are at the beginning of the lease term and agrees to maintain said premises in the same condition,order and repair as they are at the beginning of said term,excepting only reasonable wear and tear arising from the use thereof under this lease,and to make good to said Lessor immediate upon demand any damage to plumbing,electric lights, or any fixture,appliance or appurtenances of said premises,or of the building,caused by any act or negligence of Lessee,or of any person or persons in the employ or under the control of the Lessee.The Lessor hereby represents and warrants that the premises and the building and all electrical wiring,plumbing,fixtures,machinery,and the like are in good working order and repair at the beginning of the lease term.

THIRTEENTH: It is expressly agreed and understood by and between the parties to this lease that the Lessor shall not be liable for any damage or injury by water which may be sustained by the tenant or other person,or for any other damage or injury resulting from the carelessness,negligence or improper conduct on the part of any other tenant or agent or employees of tenant or any other tenant,or by the reason of the breakage,leakage or obstruction of the water,sewer or soil pipes or other leakage in or about the building.

FOURTEENTH: If the Lessee shall become insolvent,or if bankruptcy proceedings shall commence by or against the Lessee and are not terminated within sixty (60) days,the Lessor is hereby irrevocably authorized,at his option,to forthwith cancel this lease as for a default.Lessor may elect to accept rent from such receiver,trustee or other judicial officer during the term of their occupancy in their fiduciary capacity without effecting Lessor's rights as contained in this agreement,but no receiver,trustee or other judicial officer shall ever have any right,title or interest in or to the above described property by virtue of this agreement.

FIFTEENTH: Lessor agrees to keep the exterior and the structural interior part of the premises in good repair.Lessee shall give the Lessor seven (7) days written notice of needed repairs,and Lessor shall have a reasonable time thereafter to make them.However,if any part of the exterior or interior of the premises is injured or damaged by any breaking and/or entering of said premises,or by any attempt to break and/or enter said premises by any third person or persons,Lessee agrees to promptly cause all necessary repairs to be made at Lessee's expense so as to promptly restore said premises to its condition immediately prior to said breaking and/or entering or said attempt to break and/or enter.

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SIXTEENTH: This lease shall bind the Lessor and its assigns or successors,and the heirs,assigns,administrators,legal representatives,executors or successors,as the case may be of the Lessee.

SEVENTEENTH: It is understood and agreed between the parties hereto,that time is of the essence of this lease and that applies to all terms and conditions contained herein.

EIGHTEENTH: It is understood and agreed by and between the parties hereto that written notice mailed certified,return receipt requested,or delivered to the premises hereunder shall constitute sufficient notice to the Lessee,and written notice mailed certified,return receipt requested,or delivered to Marvin L Duncan,621 SE 45 Terrace,Ocala Florida,34471,shall constitute sufficient notice to the Lessor.

NINETEENTH: The rights of the Lessor under the foregoing shall be cumulative,and failure on the part of the Lessor to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights.

TWENTIETH: It is further understood and agreed between the parties that any charge against the Lessee by the Lessor for services or work done on the premises by order of the Lessee or otherwise accruing pursuant to the terms of the lease, shall be considered as rent due and shall be included in any lien for rent due and unpaid.

TWENTY-FIRST: It is hereby understood and agreed that any signs or advertising to be used,including awnings,in connection with the premises leased hereunder shall be first submitted to the Lessor for approval before installation of same.

TWENTY-SECOND: The Lessee agrees to keep the front of the premises clean and clear of waste cans,containers, equipment,machinery etc. and agrees to keep all of the exterior of the premises clean and clear,except for the automobiles and trucks used by the Lessee,or others in connection with the business of the Lessee, and further agrees to control the parking and traffic by his employee's or customers,so as not to restrict the normal ingress and egress of trucks and automobiles used by an adjoining Lessee or others in connection with the business of an adjoining Lessee.

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TWENTY-THIRD: Lessee agrees to keep the non-structural interior of said premises,all windows,screens,awnings,doors and non-structural interior walls,pipes,machinery, plumbing,electrical wiring and other fixtures and interior appurtenances,in good condition and repair at Lessee's expense,fire,windstorm and others acts of God excepted.All glass,both interior and exterior,is at the sole risk of Lessee and Lessee agrees to replace any glass broken during the term of this lease.Lessor shall solely be responsible for all structural repairs to the premises'and building.

TWENTY-FOURTH: The Lessee agrees to include the Lessor as an additional insured,as his interest may appear,for public liability and property damage insurance for the premises,for an amount not less than $1,000,000 each occurrence and $1,000,000 aggregate liability.

TWENTY-FIFTH: If the sums mentioned herein are paid promptly when due,Lessee shall have the option of renewing this lease for two (2) two (2) year terms,by giving the Lessor,sixty (60) days written notice, on the same terms and condition as provided in this lease,except that the rent provided herein shall increase by ten (10) percent during each extended term.

TWENTY-SIXTH: Not withstanding anything in this lease to the contrary, if the sums mentioned herein are paid promptly when due and Lessee has complied with the terms and conditions of this lease, Lessee shall have the option of cancelling this lease without penalty upon providing minimum one hundred fifty
(150) days advance written notice to Lessor to vacate.

In witness whereof,the parties hereto have hereunto executed this agreement for the purpose herein expressed,the day and year first written above

                                      Mansur Industries Inc.

/s/ [ELLIGIBLE]                       /s/ PIERRE G. MANSUR
    ---------------                       ----------------------------
Witness                                   Pierre G. Mansur, President

/s/ [ELLIGIBLE]
    ---------------
Witness

/s/ MARY EMILY LEE
    ---------------
Mary Emily Lee
Witness

/s/ LINDA A. DAIGLE                   /s/ MARVIN L. DUNCAN
    ---------------                       ----------------------------
Linda A. Daigle                           Marvin L. Duncan, Lessor
Witness